Exhibit 3.203

ARTICLES OF ORGANIZATION

OF

TELEHEALTH RESOURCES, L.L.C.

The undersigned natural person of the age of eighteen (18) years or more, acting as an organizer of a limited liability company under the Texas Limited Liability Company Act (“TLLCA”), hereby adopts the following Articles of Organization.

ARTICLE I.

Name

The name of the limited liability company is Telehealth Resources, L.L.C. (hereinafter referred to as the “Company”).

ARTICLE II.

Duration

The period of the duration of the Company is perpetual or until the earlier dissolution of the Company in accordance with the provisions of its regulations.

ARTICLE III.

Purpose

The Company is a limited liability company, organized for the purpose of transacting any and all lawful business and to do and perform any and all acts and things authorized by the TLLCA, as amended, including but not limited to, the management and operation of a call center for health care access and managed care and other health care information services.

ARTICLE 1V.

Initial Registered Office and Agent

The address of the initial registered office of the Company is 8220 Walnut Hill Lane, Suite 700, Dallas, Texas 75231. The name of the initial registered agent of the Company at such address is Charles W. Boes.

ARTICLE V.

Management of Company and Initial Managers

The Company shall be managed by one or more Managers The Company shall initially have one (1) Manager. The name and address of the person who is elected to serve as Manager until the first annual meeting of the Members, or until their successors shall have been duly elected and qualified, unless he shall sooner die, resign or be removed in accordance with the Regulations of the Company, is as follows.

Name	Address

Dave Ashworth	8220 Walnut Hill Lane, Suite 700
Dallas, Texas 75231

ARTICLE VI.

Indemnification

The Company shall indemnify any person who was, is, or is threatened to be made a named a party in a proceeding (as hereinafter defined) because the person (i) is or was a Manager or officer of the Company or (ii) while a Manager or officer of the Company, is or was serving at the request of the Company as a Manager, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to such person under the Texas Business Corporation Act (“TBCA”), as the same exists or may hereafter be amended Such right shall be a contract right and as such shall run to the benefit of any Manager or officer who is elected and accepts the position of Manager or officer of the Company or elects to continue to serve as a Manager or officer of the Company while this Article is in effect

Any repeal or amendment of this Article shall be prospective only and shall not limit the rights of any such Manager or officer or the obligations of the Company with respect to any claim arising from or related to the services of such Manager or officer in any of the foregoing capacities prior to any such repeal or amendment of this Article. Such right shall include the right to be paid or reimbursed by the Company for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the TBCA, as the same exists or may hereafter be amended.

If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within 90 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the TBCA, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Managers or any committee thereof, special legal counsel, or Members) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Company (including its Board of Managers or any committee thereof, special legal counsel, or Members) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of Members, Managers, agreement, or otherwise.

The Company may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law

To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Article shall extend to proceedings involving the negligence of such person.

As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

ARTICLE VII.

Denial of Cumulative Voting

Cumulative voting for the election of Managers is expressly denied and prohibited.

ARTICLE VIII.

Denial of Pre-emptive Rights

No Member shall have a pre-emptive right to acquire any membership interests or securities of any class that may at anytime be issued, sold or offered for sale by the Company.

ARTICLE IX.

Contracts with Interested Persons

No contract or transaction between the Company and one or more of its Managers or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its Managers, directors, or officers are managers or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the Manager or officer is present at or participates in the meeting of the Managers or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Managers or the committee, and the Managers or committee in good faith authorize the contract or transaction by the affirmative vote of a majority of the disinterested Managers, even though the disinterested Managers be less than a quorum; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members;

(c) The contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Managers, a committee thereof, or the Members.

Common or interested Managers may be counted in determining the presence of a quorum at a meeting of the Managers or of a committee which authorizes the contract or transaction.

This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any Manager or officer to any liability that he would not be subject to in the absence of this provision

ARTICLE X.

Limitation of Liability

A. No person shall be liable to the Company for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a Manager, officer or employee of the Company in good faith, if, in the exercise of ordinary care, this person

(i) Relied upon financial statements of the Company represented to him to be correct by the President or the officer of the Company having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Company; or considered the assets to be of their book value; or

(ii) Relied upon the written opinion of an attorney for the Company.

B. Further, to the fullest extent permitted by applicable law, a Manager, officer or employee of the Company shall not be liable to the Company or its Members for monetary damages for an act or omission in such person’s capacity, except that this Article XI does not eliminate or limit the liability of a Manager, officer or employee of the Company to the extent the person is found liable for:

(i) a breach of duty of loyalty to the Company or its Members,

(ii) an act or omission not in good faith that constitutes a breach of duty to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law,

(iii) a transaction from which the Manager, officer or employee received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the person’s office; or

(iv) an act or omission for which the liability of such person is expressly provided by an applicable statute.

Any repeal or amendment of this Article XI by the Members of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability to the Company arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a Manager, officer or employee of the Company is not personally liable as set forth in the foregoing provisions of this Article XI, a Manager, officer or employee shall not be liable to the Company or its Members to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the TLLCA, the Texas Miscellaneous Corporation Laws Act or the TBCA

ARTICLE XII.

Consent Actions

Any action which may be taken, or which is required by law or the Articles of Organization or Regulations of the Company to be taken, at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the Class A Member and the Class B Members having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all Members entitled to vote on the action were present and voted. No written consent of the Members shall be effective to take the action that is the subject to the consent unless, within 60 days after the date of the earliest dated consent delivered to the Company in the manner required by this paragraph, a consent or consents signed by the Class A Member and the minimum number of the Class B of the Members are delivered to the Company by delivery to its registered office, its principal place of business,  or the Board of Managers. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Company’s principal place of business shall be addressed to the Board of Managers. A telegram, telex,  cablegram or similar transmission, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section.

ARTICLE XIII.

Organizer

The name and address of the organizer of the Company is as follows:

Name	Address

Dave Ashworth	8220 Walnut Hill Lane, Suite 700
Dallas, Texas 75231

IN WITNESS WHEREOF, the undersigned, being the organizer designated in Article XIII, has executed these Articles of Organization this 1day of April, 1996.

ORGANIZER:

/s/Dave Ashworth

ARTICLES OF AMENDMENT TO THE

ARTICLES OF ORGANIZATION OF

TELEHEALTH RESOURCES, L.L.C.

Pursuant to the provisions of Article 3.06 of the Texas Limited Liability Company Act, the undersigned limited liability company adopts the following Articles of Amendment to its Articles of Organization in order to change the name of the company.

ARTICLE ONE

The name of the company is Telehealth Resources, L.L.C.

ARTICLE TWO

ARTICLE I of the Articles of Organization is hereby amended so as to provide in its entirety as follows:

“ARTICLE I.

The name of the limited liability company is “ProvidaCare, L.L.C.”

ARTICLE THREE

The foregoing amendment to the Articles of Organization was adopted by the Unanimous Written Consent of the Members dated December 19,  1996,  and the Unanimous Written Consent of the Board of Managers of the Company dated December 19, 1996.

DATED this 19 day of December, 1996.

TELEHEALTH RESOURCES, L.L.C.

By:	/s/Dave Ashworth
Dave Ashworth, Manager

Office of the	Corporations Section
Secretary of State	P.O. Box 13697
Austin, Texas 78711-3697

STATEMENT OF CHANGE OF REGISTERED OFFICE OR

REGISTERED AGENT OR BOTH BY A CORPORATION,

LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

1.             The name of the entity is ProvidaCare, LLC.

The entity’s charter/certificate of authority/file number is 0701746822.

2.             The registered office address as PRESENTLY shown in the records of the Texas secretary of state is: 8220 Walnut Hill Lane, Ste. 700, Dallas, TX 75231.

3.             A.            The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

c/o C T CORPORATION SYSTEM,

350 N. St. Paul Street,

Dallas, Texas 75201.

OR          B.            The registered office address will not change.

4.             The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Charles W. Boes.

5.             A.            The name of the NEW registered agent is C T CORPORATION SYSTEM.

OR          B.            The registered agent will not change.

6.             Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.             The changes shown above were authorized by:  Business Corporations may select A or B Limited Liability Companies may select D or E Non-Profit Corporations may select A, B, or C Limited Partnerships select F

A.            The board of directors; OR

B.             An officer of the corporation so authorized by the board of directors; OR

C.             The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act.

D. X Its members

E.            Its managers

F.            The limited partnership

/s/ X
(Authorized Officer of Corporation)
(Authorized Member or Manager of LLC)
(General Partner of Limited Partnership)

Office of the Secretary of State	Filed in the Office of the
Corporations Section	Secretary of State of Texas
P.O. Box 13697	Filing #: 701746822 10/07/2010
Austin, Texas 78711-3697	Document #: 333505980197
(Form 408)	Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.         The name of the entity represented is

PROVIDACARE, L.L.C.

The entity’s filing number is 701746822

2.             The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

701 Brazos Street, Suite 620, Austin, TX 78701

3.             The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

211 E. 7th Street. Suite 620, Austin, TX 78701-3218

4.             Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	10/07/2010

Corporation Service Company d/b/a/CSC-Lawyers

Incorporating Service Company

Name of Registered Agent

John H. Pelletier, Asst, VP

Signature of Registered Agent

FILING OFFICE COPY

CERTIFICATE OF AMENDMENT

OF

PROVIDACARE, L.L.C.

1.             The name of the filing entity is ProvidaCare, L.L.C.

2.             The filing entity is a limited liability company.

3.             The file number issued to the filing entity by the Secretary of State is: 701746822.

4.             The date of formation of the entity is: April 3, 1996.

5.             The certificate of formation, including all amendments (the “Certificate of Formation”) is amended as follows:

“ARTICLE V.

MANAGEMENT OF COMPANY

The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of its Members.  The name and address of the initial Member is as follows:

Name	Address

American Medical Pathways, Inc.	6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111”

6.             Article VII of the Certificate of Formation is deleted in its entirety.

7.             All references in the Certificate of Formation which refer to “manager” or “managers” shall mean “member” or “members”.

8.             The amendments to the Certificate of Formation have been approved in the manner required by the Texas Business Organization Code and by the governing documents of the entity.

9.             This document becomes effective when the document is filed by the Secretary of State.

IN WITNESS WHEREOF, the undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	September 22, 2011

MEMBER:

AMERICAN MEDICAL PATHWAYS, INC.

By:	/s/ William A. Sanger
Name:	William A. Sanger
Title:	Chief Executive Officer